Date:	February 28, 2008
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Crivelli, Executive Vice President
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751, gmorgan@met-pro.com	610-642-8253 extension 123

Met-Pro Corporation Announces Financial Results
for the Fourth Quarter and Fiscal Year Ended January 31, 2008

Record Revenues and Earnings Reported for Fiscal 2008
Net Income Increases 40% Before Gain on Sale of Property

Harleysville, PA, February 28 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced financial results for the fourth quarter and fiscal year ended January 31, 2008.

Sales for the fourth quarter ended January 31, 2008 were $29.3 million, up 29% compared with sales of $22.7 million for the same quarter last year. Sales for the fiscal year ended January 31, 2008 were a record $106.9 million compared with $93.5 million for the same period of last year, an increase of 14%.

Net income in the fourth quarter ended January 31, 2008 totaled $3.2 million, up 73% compared with net income of $1.8 million for the same quarter last year. The fiscal year ended January 31, 2008 was the most profitable in the Company’s history with net income totaling $11.9 million compared with $6.9 million for fiscal 2007. Net income for the year excluding the net gain on the sale of property was $9.7 million, up 40% over last year.

Basic and diluted earnings per share for the fourth quarter ended January 31, 2008 were both $0.21 per share, compared with $0.12 per basic and diluted share for the fourth quarter of last year, an increase of 75%.

For the fiscal year ended January 31, 2008, basic and diluted earnings per share were $0.79 per share and $0.78 per share, respectively, compared with $0.46 per share earned (both basic and diluted) for last fiscal year. Excluding the net gain on the sale of property, basic and diluted earnings per share for the year were $0.64 per share and $0.63 per share, respectively, up 39% and 37%, respectively, from fiscal 2007.

The Company’s backlog of orders as of January 31, 2008 totaled $16.8 million compared with $29.5 million at January 31, 2007, respectively. Substantially the entire January 31, 2008 backlog is expected to be shipped within the next six months.

A four-for-three stock split was paid by the Company on November 14, 2007. All references to per share amounts and shares outstanding in this release and in the accompanying financial statements give effect to the stock split, except for the Shareholders’ Equity section of the Consolidated Balance Sheet. In addition, the Company recently announced an 8.6% increase in the quarterly cash dividend payable on March 11, 2008 to shareholders of record at the close of business on February 26, 2008. This is the thirty-third consecutive year the Company has paid a cash or stock dividend.

De Hont stated, “The fourth quarter was a very strong finish to the best year in our Company’s history. For fiscal 2008, we reported record revenues and earnings, expanded operating margins, and grew our international revenues by 34%, resulting in 28% of our fiscal 2008 revenues coming from international operations. We are experiencing significant market activity and due to our ability to more quickly deliver on the larger projects, we are increasing the amount of orders which are booked and shipped within the same quarter thus these orders are never reflected in our backlog. Together with significant revenues attributable to recurring demand for parts and consumables, we have a solid, well-diversified base of business on which to build going into our new fiscal year. In addition, our strong balance sheet provides us tremendous flexibility to capitalize on additional growth opportunities. We are excited about our opportunity to sustain the momentum we have developed, to further leverage our revenue growth through improved operating efficiencies, and to continue to deliver value for our shareholders.”

Continued Page 2

Met-Pro Corporation/Page 2

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer will hold a conference call for investors today, February 28, 2008, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 36039255) at 10:55 AM (Eastern) on February 28, 2008. A taped replay of the conference call will be available within two hours of the conclusion of the call and until March 14, 2008. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 36039255.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of America’s “200 Best Small Companies” by Forbes magazine, and as one of America’s “Top Publicly-Held Manufacturers” by Start-It magazine. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; and filtration and purification technologies including proprietary water treatment chemicals and filter products. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor
Relations Department, or visit the Company’s Web site at www.met-pro.com.

Continued Page 3

Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

Three Months Ended	Fiscal Year Ended
January 31,	January 31,

	2008	2007	2008	2007
Net sales	$29,251,582	$22,702,092	$106,867,849	$93,505,504
Cost of goods sold (1)	19,142,027	14,871,780	70,495,481	63,459,996
Gross profit	10,109,555	7,830,312	36,372,368	30,045,508

Operating expenses
Selling (1)	2,868,282	2,452,753	11,484,530	10,188,670
General and administrative	2,430,561	2,703,258	10,804,287	10,099,763
Gain on sale of building	–	–	(3,513,940)	–
Income from operations	4,810,712	2,674,301	17,597,491	9,757,075

Interest expense	(63,931)	(94,633)	(304,325)	(351,152)
Other income, net	223,584	172,878	968,715	932,590
Income before taxes	4,970,365	2,752,546	18,261,881	10,338,513

Provision for taxes	1,780,071	908,341	6,355,716	3,411,709

Net income	$3,190,294	$1,844,205	$11,906,165	$6,926,804

Basic earnings per share (2)	$0.21	$0.12	$0.79	$0.46
Diluted earnings per share (2)	$0.21	$0.12	$0.78	$0.46

Average common shares outstanding:
Basic shares (2)	14,998,422	14,942,158	15,002,012	14,943,174
Diluted shares (2)	15,329,739	15,195,920	15,328,368	15,205,012

(1)
The Company has reclassified the freight out, and representative and distributor commission from a deduction of gross sales to the cost of goods sold and selling expense categories, respectively, for the three month periods and fiscal years ended January 31, 2008 and 2007.  For the three month periods ended January 31, 2008 and 2007, the freight out was $508,365 and $212,168, respectively, and the representative and distributor commission was $861,993 and $464,218, respectively.  For the fiscal years ended January 31, 2008 and 2007, the freight out was $1,216,522 and $982,729, respectively, and the representative and distributor commission was $2,762,909 and $1,930,291, respectively.

(2)
On October 17, 2007, the Board of Directors declared a four-for-three stock split which was paid on November 14, 2007 to shareholders of record on November 1, 2007. All references in the financial statements to per share amounts and number of shares outstanding give effect to the split.

Continued Page 4

Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

	January 31,	January 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$21,906,877	$17,322,194
Marketable securities	20,369	24,090
Accounts receivable, net of allowance for doubtful
accounts of approximately $152,000 and
$133,000, respectively	23,013,988	19,988,097
Inventories	21,258,227	19,720,842
Prepaid expenses, deposits and other current assets	1,895,679	1,748,130
Total current assets	68,095,140	58,803,353

Property, plant and equipment, net	20,233,827	16,832,988
Costs in excess of net assets of businesses acquired, net	20,798,913	20,798,913
Other assets	283,023	306,403
Total assets	$109,410,903	$96,741,657

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$2,028,482	$1,955,202
Accounts payable	7,512,874	6,419,951
Accrued salaries, wages and expenses	5,920,461	4,005,300
Dividend payable	827,147	757,029
Customers’ advances	260,698	981,680
Deferred income taxes	197,743	245,231
Total current liabilities	16,747,405	14,364,393

Long-term debt	4,075,682	5,417,990
Other non-current liabilities	2,109,250	3,276,551
Deferred income taxes	3,132,002	1,369,591
Total liabilities	26,064,339	24,428,525

Shareholders’ equity
Common shares, $.10 par value; 18,000,000 shares
authorized, 15,928,810 and 12,846,608 shares issued,
of which 889,780 and 1,631,364 shares were reacquired
and held in treasury at the respective dates	1,592,881	1,284,661
Additional paid-in capital	1,897,655	7,910,708
Retained earnings	83,370,492	74,657,888
Accumulated other comprehensive income (loss)	1,340,427	(33,471)
Treasury shares, at cost	(4,854,891)	(11,506,654)
Total shareholders’ equity	83,346,564	72,313,132
Total liabilities and shareholders’ equity	$109,410,903	$96,741,657

Continued Page 5

Met-Pro Corporation/Page 5

Consolidated Business Segment Data
(unaudited)

Three Months Ended	Fiscal Year Ended
January 31,	January 31,
	2008	2007	2008	2007
Net sales
Product recovery/pollution control technologies (1)	$16,921,157	$11,519,498	$56,897,328	$47,685,248
Fluid handling technologies (1)	6,823,192	6,517,126	27,578,301	26,099,803
Filtration/purification technologies (1)	5,507,233	4,665,468	22,392,220	19,720,453
	$29,251,582	$22,702,092	$106,867,849	$93,505,504

Income from operations
Product recovery/pollution control technologies	$2,682,283	$1,358,297	$6,573,097	$4,339,795
Fluid handling technologies	1,570,615	1,307,732	5,895,780	4,362,276
Filtration/purification technologies	557,814	8,272	1,614,674	1,055,004
Gain on sale of building	–	–	3,513,940	–
	$4,810,712	$2,674,301	$17,597,491	$9,757,075

			January 31,	January 31,
			2008	2007

Identifiable Assets
Product recovery/pollution control technologies			$40,509,227	$34,907,323
Fluid handling technologies			22,401,768	21,667,719
Filtration/purification technologies			21,688,419	20,514,339
			84,599,414	77,089,381
Corporate			24,811,489	19,652,276
			$109,410,903	$96,741,657

(1)
The Company has reclassified the freight out, and representative and distributor commission from a deduction from gross sales to the cost of goods sold and selling expense categories, respectively, for the three month periods and fiscal years ended January 31, 2008 and 2007.

Continued Page 6

Met-Pro Corporation/Page 6

Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Years Ended January 31,
	2008	2007	2006
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$11,906,165	$6,926,804	$7,313,284
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,738,625	1,602,138	1,486,340
Deferred income taxes	1,369,460	26,203	610,593
(Gain) loss on sales of property and equipment, net	(3,556,088)	13,310	13,131
Stock-based compensation	510,108	327,200	–
Allowance for doubtful accounts	19,352	(114,238)	34,002
(Increase) decrease in operating assets:
Accounts receivable	(2,633,358)	(1,831,614)	(4,428,817)
Inventories	(1,197,111)	(3,161,103)	(2,657,517)
Prepaid expenses and deposits	(754)	2,872	(141,097)
Other assets	(115,992)	332,466	(484,162)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	2,654,425	255,908	228,250
Customers’ advances	(723,531)	(721,878)	409,760
Other non-current liabilities	(96,157)	242,084	2,057,647

Net cash provided by operating activities	9,875,144	3,900,152	4,441,414

Cash flows from investing activities
Proceeds from sales of property and equipment	4,396,164	14,310	31,565
Acquisitions of property and equipment	(5,456,418)	(4,398,910)	(4,151,253)
Increase in securities available for sale	–	(21,820)	–

Net cash (used in) investing activities	(1,060,254)	(4,406,420)	(4,119,688)

Cash flows from financing activities
Proceeds from new borrowings	–	4,312,293	793,947
Reduction of debt	(1,499,334)	(1,492,699)	(1,800,910)
Exercise of stock options	1,081,835	147,174	324,281
Payment of dividends	(3,101,839)	(2,857,423)	(2,648,576)
Purchase of treasury shares	(630,515)	–	(140,135)
Payment of cash in lieu of fractional shares	(1,642)	–	(1,914)

Net cash provided by (used in) financing activities	(4,151,495)	109,345	(3,473,307)

Effect of exchange rate changes on cash	(78,712)	35,812	(54,590)

Net increase (decrease) in cash and cash equivalents	4,584,683	(361,111)	(3,206,171)

Cash and cash equivalents at beginning of year	17,322,194	17,683,305	20,889,476

Cash and cash equivalents at end of year	$21,906,877	$17,322,194	$17,683,305

Continued Page 7

Met-Pro Corporation/Page 7

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures with their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the three month period and fiscal year ended January 31, 2008 and 2007:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2008	2007	2008	2007
Income before tax as reported	$4,970,365	$2,752,546	$18,261,881	$10,338,513
Less: Gain on sale of building	–	–	(3,513,940)	–
Adjusted income before tax	$4,970,365	$2,752,546	$14,747,941	$10,338,513

Net income as reported	$3,190,294	$1,844,205	$11,906,165	$6,926,804
Less: Gain on sale of building	–	-	(2,213,782)	–
Adjusted net income	$3,190,294	$1,844,205	$9,692,383	$6,926,804

Basic earnings per share as reported (1)	$0.21	$0.12	$0.79	$0.46
Adjusted basic earnings per share (1)	$0.21	$0.12	$0.64	$0.46

Diluted earnings per share as reported (1)	$0.21	$0.12	$0.78	$0.46
Adjusted diluted earnings per share (1)	$0.21	$0.12	$0.63	$0.46

Average common shares outstanding:
Basic shares (1)	14,998,422	14,942,158	15,002,012	14,943,174
Diluted shares (1)	15,329,739	15,195,920	15,328,368	15,205,012

(1)
On October 17, 2007, the Board of Directors declared a four-for-three stock split which was paid on November 14, 2007 to shareholders of record on November 1, 2007. All references in the financial statements to per share amounts and number of shares outstanding give effect to the split.

###